Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Corgi ETF Trust I and to the use of our report dated November 24, 2025 on the financial statements of the Founder-Led ETF.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 19, 2025